Exhibit 99.1

World Fuel Services Corporation Reports Fourth Quarter and Full Year Earnings

Generated Operating Cash Flow of $98 Million in the Fourth Quarter and $146 Million for the Full Year

MIAMI--(BUSINESS WIRE)--February 21, 2013--World Fuel Services Corporation (NYSE:INT), a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services, today reported full year net income of $189.3 million or $2.64 diluted earnings per share. Excluding one-time expenses of $4.5 million related to the acquisition of select assets of Multi Service Corporation (“Multi Service”), net income was $192.3 million or $2.68 diluted earnings per share. This compares to $194.0 million or $2.71 diluted earnings per share for the same period in 2011. Non-GAAP net income and diluted earnings per share for the full year, excluding share-based compensation, amortization of acquired intangible assets and expenses related to the Multi Service acquisition, were $215.9 million and $3.01, respectively, compared to $221.1 million and $3.09 in 2011.

For the fourth quarter, net income was $42.8 million or $0.60 diluted earnings per share. Excluding expenses related to the Multi Service acquisition, net income was $45.8 million or $0.64 diluted earnings per share. This compares to $50.1 million or $0.70 diluted earnings per share in the fourth quarter of 2011. Non-GAAP net income and diluted earnings per share for the fourth quarter, excluding share-based compensation, amortization of acquired intangible assets and expenses related to the Multi Service acquisition, were $52.3 million and $0.73, respectively, compared to $57.4 million and $0.81 in the fourth quarter of 2011.

“In 2012, despite a stagnant market, we posted record revenue, gross profit, and volume while completing two strategic acquisitions,” stated Michael J. Kasbar, president and chief executive officer of World Fuel Services Corporation. “Multi Service enhances our comprehensive solutions offering and opens up new opportunities for growth and value creation.”

For the full year, the company’s marine segment generated gross profit of $208.0 million, an increase of approximately $12.9 million or 7 percent year-over-year. The company’s aviation segment generated gross profit of $294.6 million, a decrease of $11.5 million or 4 percent year-over-year. The company’s land segment posted gross profit of $170.8 million, an increase of $37.0 million or 28 percent year-over-year.

“The two accretive and strategic acquisitions we completed this past year will further expand the value proposition we offer to our customers and suppliers and provide new avenues for growth,” said Ira M. Birns, executive vice president and chief financial officer. “Our operating cash flow contributed to our very strong and liquid balance sheet enabling us to further fuel organic growth as well as make additional strategic acquisitions.”

Non-GAAP Financial Measures

This press release includes selected financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). This information includes non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP financial measures exclude costs associated with share-based compensation, amortization of acquired intangible assets and one-time expenses related to the acquisition of select assets of Multi Service, primarily because we do not believe they are reflective of the company’s core operating results. We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful for investors to evaluate our core operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP net income and non-GAAP diluted earnings per share may not be comparable to the presentation of such metrics by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations of opportunities for growth and value creation, as well as our expectation about our value proposition. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively integrate and derive benefits from acquired businesses, our ability to capitalize on new market opportunities, the impact of quarterly fluctuations in results, the creditworthiness of our customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers and suppliers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, loss of, or reduced sales, to a significant government customer, uninsured losses, the impact of natural disasters, adverse results in legal disputes, unanticipated tax liabilities, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the company’s Securities and Exchange Commission filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services on a worldwide basis. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBOs), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial, and government accounts. The company also offers transaction management services which consist of card payment solutions and merchant processing services to customers in the aviation, marine and land transportation industries. For more information, call 305-428-8000 or visit www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended		For the Year ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenue	$9,935,813	$9,323,947	$38,945,338	$34,622,854
Cost of revenue	9,772,476	9,161,661	38,271,891	33,987,851

Gross profit	163,337	162,286	673,447	635,003

Operating expenses:
Compensation and employee benefits	60,809	56,114	237,362	215,275
Provision for bad debt	377	1,424	4,790	8,173
General and administrative	47,790	40,329	174,272	154,583

Total operating expenses	108,976	97,867	416,424	378,031

Income from operations	54,361	64,419	257,023	256,972
Non-operating expenses, net	(4,341)	(4,501)	(17,428)	(18,769)

Income before income taxes	50,020	59,918	239,595	238,203
Provision for income taxes	4,995	6,888	38,244	39,001

Net income including noncontrolling interest	45,025	53,030	201,351	199,202
Net income attributable to noncontrolling interest	2,189	2,968	12,006	5,173

Net income attributable to World Fuel	$42,836	$50,062	$189,345	$194,029

Basic earnings per common share	$0.60	$0.70	$2.66	$2.74

Basic weighted average common shares	71,232	71,036	71,154	70,687

Diluted earnings per common share	$0.60	$0.70	$2.64	$2.71

Diluted weighted average common shares	71,906	71,772	71,817	71,510

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)

	As of
	December 31,	December 31,
	2012	2011

Assets:
Current assets:
Cash and cash equivalents	$172,740	$205,415
Accounts receivable, net	2,193,866	2,160,561
Inventories	572,313	472,584
Prepaid expenses and other current assets	342,458	283,667

Total current assets	3,281,377	3,122,227

Property and equipment, net	112,525	90,710

Goodwill, identifiable intangible and non-current other assets	713,849	484,309

Total assets	$4,107,751	$3,697,246

Liabilities and equity:
Liabilities:
Current liabilities:
Short-term debt	$26,065	$17,800
Accounts payable	1,814,794	1,739,678
Accrued expenses and other current liabilities	308,439	268,664

Total current liabilities	2,149,298	2,026,142

Long-term debt	354,253	269,348
Other long-term liabilities	62,576	55,038
Total liabilities	2,566,127	2,350,528

Equity:
World Fuel shareholders' equity	1,517,174	1,332,961
Noncontrolling interest equity	24,450	13,757
Total equity	1,541,624	1,346,718

Total liabilities and equity	$4,107,751	$3,697,246

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Year ended
	December 31,		December 31,
	2012	2011	2012	2011

Cash flows from operating activities:
Net income including noncontrolling interest	$45,025	$53,030	$201,351	$199,202
Adjustments to reconcile net income including
noncontrolling interest to net cash provided by (used in)
operating activities:
Depreciation and amortization	9,914	11,419	36,714	40,530
Provision for bad debt	377	1,424	4,790	8,173
Share-based payment award compensation costs	3,738	2,842	14,079	11,041
Other	292	(501)	(7,193)	(3,276)
Change in cash collateral deposits held by financial counterparties	(18,000)	5,252	(11,059)	4,957
Changes in assets and liabilities, net of acquisitions	56,174	861	(92,891)	(403,163)
Total adjustments	52,495	21,297	(55,560)	(341,738)
Net cash provided by (used in) operating activities	97,520	74,327	145,791	(142,536)

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(146,445)	(10,387)	(217,782)	(122,702)
Capital expenditures	(9,717)	(3,685)	(28,454)	(19,492)
Other	-	268	(386)	(2,438)
Net cash used in investing activities	(156,162)	(13,804)	(246,622)	(144,632)

Cash flows from financing activities:
Borrowings (repayments) of debt, net	93,096	(4,794)	80,236	234,641
Dividends paid on common stock	(2,666)	(2,654)	(10,685)	(10,603)
Other	1,919	(362)	(2,693)	(1,472)
Net cash provided by (used in) financing activities	92,349	(7,810)	66,858	222,566

Effect of exchange rate changes on cash and
cash equivalents	(368)	848	1,298	(2,876)

Net increase (decrease) in cash and cash equivalents	33,339	53,561	(32,675)	(67,478)

Cash and cash equivalents, at beginning of period	139,401	151,854	205,415	272,893

Cash and cash equivalents, at end of period	$172,740	$205,415	$172,740	$205,415

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended		For the Year ended
	December 31,		December 31,
	2012	2011	2012	2011

Non-GAAP financial measures and reconciliation:

GAAP net income attributable to World Fuel	$42,836	$50,062	$189,345	$194,029
Share-based compensation expense, net of taxes (1)	3,054	1,932	9,637	7,558
Intangible asset amortization expense, net of taxes (2)	3,500	5,443	14,037	19,546
Expenses related to the Multi Service acquisition,
net of taxes (3)	2,924	-	2,924	-
Non-GAAP net income attributable to World Fuel	$52,314	$57,437	$215,943	$221,133

GAAP diluted earnings per common share	$0.60	$0.70	$2.64	$2.71
Share-based compensation expense, net of taxes	0.04	0.03	0.13	0.11
Intangible asset amortization expense, net of taxes	0.05	0.08	0.20	0.27
Expenses related to the Multi Service acquisition,
net of taxes	0.04	-	0.04	-
Non-GAAP diluted earnings per common share	$0.73	$0.81	$3.01	$3.09

(1)	The pre-tax amount of share-based compensation expense was $4,529 and $2,840 for the three months ended December 31, 2012 and 2011, respectively, and $14,079 and $11,038 for the year ended December 31, 2012 and 2011, respectively.

(2)	The pre-tax amount of intangible asset amortization expense was $4,950 and $6,895 for the three months ended December 31, 2012 and 2011, respectively, and $18,127 and $25,011 for the year ended December 31, 2012 and 2011, respectively.

(3)	The pre-tax amount of expenses related to the Multi Service acquisition was $4,498 for the three and twelve months ended December 31, 2012.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Year ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenue:
Aviation segment	$3,909,286	$3,314,095	$14,692,042	$12,866,019
Marine segment	3,448,996	3,987,508	14,750,425	14,565,086
Land segment	2,577,531	2,022,344	9,502,871	7,191,749
	$9,935,813	$9,323,947	$38,945,338	$34,622,854

Gross profit:
Aviation segment	$76,319	$69,991	$294,601	$306,112
Marine segment	47,243	54,151	208,028	195,109
Land segment	39,775	38,144	170,818	133,782
	$163,337	$162,286	$673,447	$635,003

Income from operations:
Aviation segment	$35,552	$29,389	$128,153	$146,411
Marine segment	20,557	27,965	103,229	95,982
Land segment	12,554	18,707	75,291	62,049
	68,663	76,061	306,673	304,442
Corporate overhead - unallocated	14,302	11,642	49,650	47,470
	$54,361	$64,419	$257,023	$256,972

CONTACT:
World Fuel Services Corporation
Ira M. Birns
Executive Vice President & Chief Financial Officer
or
Jason Bewley
Vice President Corporate Finance
305-428-8000